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FOUNDED 1866

February 7, 2014

JAVELIN Mortgage Investment Corp.
3001 Ocean Drive, Suite 201
Vero Beach, FL 32963

Ladies and Gentlemen:
As special tax counsel to JAVELIN Mortgage Investment Corp., a Maryland corporation (the “Company”), we address this letter in connection with certain United States federal income tax matters with respect to the Company’s Registration Statement on Form S-3 (File No. 333-192051), as filed with the Securities and Exchange Commission on November 1, 2013 (the “Registration Statement”) under the Securities Act of 1933, as amended, and related rules and regulations (the “1933 Act”), a prospectus, dated November 18, 2013 (the “Base Prospectus”), which forms a part of and is included in the Registration Statement, and a prospectus supplement, dated February 7, 2014 (the “Prospectus Supplement”, together with the Base Prospectus, the “Prospectus”) relating to the 2014 Dividend Reinvestment and Stock Purchase Plan (the “Plan”) of common stock, par value $0.001 per share (the “Common Shares”), in the form filed by the Company pursuant to Rule 424(b)(2) of the 1933 Act (such Prospectus, together with the Registration Statement, the “Offering Documents”). Capitalized terms used herein and not otherwise defined have the meanings set forth in the Offering Documents.

As special tax counsel to the Company, we have examined and relied upon originals or copies of such agreements, instruments, certificates, records and other documents and have made such examination of law as we have deemed necessary or appropriate for the purpose of this letter, including the following:

1.	Copy of the Articles of Amendment and Restatement of the Company in the form filed with the Commission effective as of the date hereof.

2.	Copy of the Amended and Restated Bylaws of the Company in the form filed with the Commission effective as of the date hereof.

3.
A certificate containing certain factual representations and covenants of the Company (the “Officer’s Certificate”) relating to, among other things, the past, current, and proposed operations of the Company and the entities in which it holds a direct or indirect interest.

4.	A copy of the Registration Statement and the Prospectus.

Sidley Austin (NY) LLP is a Delaware limited liability partnership doing business as Sidley Austin LLP and practicing in affiliation with other Sidley Austin partnerships.

JAVELIN Mortgage Investment Corp.
February 7, 2014

5.	Such other documentation or information provided to us by the Company or the Manager (as hereinafter defined) as we have deemed necessary or appropriate as a basis for our opinion set forth herein.
Although we have made such inquiries and performed such investigations as we have deemed necessary for purposes of our opinion, we have not independently verified all of the facts, representations and covenants set forth in the Officer’s Certificate, the Registration Statement, the Prospectus or in any other document.
We have assumed and relied on representations of the Company and ARMOUR Residential Management LLC, a Delaware limited liability company and the manager of the Company (in such capacity, the “Manager”), that the facts, representations and covenants contained in the Officer’s Certificate, the Registration Statement, the Prospectus and other documents are accurate. We have assumed that such factual statements, representations and covenants are true without regard to any qualification as to knowledge or belief.
Our opinion is conditioned on, among other things, the initial and continuing accuracy of the factual information, covenants and representations set forth in the Registration Statement, the Prospectus and the Officer’s Certificate and the representations made by representatives of the Company and the Manager, without regard to any qualifications therein. Any change or inaccuracy in the facts referred to, set forth or assumed herein or in the Officer’s Certificate may affect our conclusions set forth herein.
Our opinion is also based on the correctness of the following assumptions: (i) the Company and each of the entities in which the Company holds a direct or indirect interest have been and will continue to be operated in accordance with the laws of the jurisdictions in which they were formed and in the manner described in the relevant organizational documents, (ii) there will be no changes in the applicable laws of the State of Maryland or of any other jurisdiction under the laws of which any such entity has been formed, and (iii) each of the written agreements to which the Company or any such entity is a party will be implemented, construed and enforced in accordance with its terms.
In rendering our opinion, we have also considered the applicable provisions of the Internal Revenue Code of 1986 (the “Code”), the Treasury Regulations promulgated thereunder, judicial decisions, administrative rulings and other applicable authorities, in each case as in effect on the date hereof. The statutory provisions, regulations, decisions, rulings and other authorities on which this opinion is based are subject to change, and such changes could apply retroactively. A material change that is made after the date hereof in any of the foregoing bases for our opinion could affect our conclusions set forth herein.
In our examination, we have assumed (i) the legal capacity of all natural persons, (ii) the genuineness of all signatures, (iii) the authenticity of all documents submitted to us as originals,

JAVELIN Mortgage Investment Corp.
February 7, 2014

(iv) the conformity to original documents of all documents submitted to us as certified, conformed, or photostatic copies, and (v) the authenticity of the originals of such copies.
This opinion shall not be construed as or deemed to be a guaranty or insuring agreement. Opinions of special tax counsel represent only special tax counsel’s best legal judgment and are not binding on the Internal Revenue Service (“IRS”) or on any court. Accordingly, no assurance can be given that the IRS will not challenge the conclusions of the opinion set forth herein or that such a challenge would not be successful.
Based on and subject to the foregoing, we are of the opinion that:

1.
The Company has been organized and operated in conformity with the requirements for qualification and taxation as a REIT under the Code beginning with the Company’s taxable year ended December 31, 2012, and the Company’s current and proposed method of operations have enabled and will enable it to meet the requirements for qualification and taxation as a REIT under the Code for its taxable year ending December 31, 2014 and in the future.

2.
Although the discussion set forth in the Base Prospectus under the heading “U.S. Federal Income Tax Considerations” and the Prospectus Supplement under Question 27 of the Plan entitled “What are the U.S. federal income tax consequences of participation in the Plan?” do not purport to summarize all possible U.S. federal income tax consequences of the purchase, ownership and disposition of the Common Shares, such discussion, though general in nature, constitutes in all material respects a fair and accurate summary of the material U.S. federal income tax consequences of the purchase, ownership, and disposition of the Common Shares, subject to (a) the qualifications set forth therein and (b) the discussion in (or incorporated by reference in) the Base Prospectus of the tax-related risks of owning such Common Shares. The U.S. federal income tax consequences of the purchase, ownership and disposition of the Common Shares by an investor will depend upon that investor’s particular situation and we express no opinion as to the completeness of the discussion set forth in the Base Prospectus under the heading entitled “U.S. Federal Income Tax Considerations” and in the Prospectus Supplement under Question 27 of the Plan entitled “What are the U.S. federal income tax consequences of participation in the Plan?” as applied to any particular investor.

Other than as expressly stated above, we express no opinion on any issue relating to the Company or to any investment therein or under any other law. Furthermore, the Company’s qualification as a REIT will depend upon the Company’s meeting, in its actual operations, the applicable asset composition, source of income, shareholder diversification, distribution and other requirements of the Code and Treasury Regulations necessary for a corporation to qualify as a REIT. We will not review these operations and no assurance can be given that the actual

JAVELIN Mortgage Investment Corp.
February 7, 2014

operations of the Company and any applicable affiliates will meet these requirements or the representations made to us with respect thereto.
This opinion has been prepared for you in connection with the filing of the Prospectus. We consent to the filing of this opinion in connection with the filing of the Prospectus and to the reference to Sidley Austin LLP under the captions “U.S. Federal Income Tax Considerations” and “Legal Matters” in the Base Prospectus and “Legal Matters” in the Prospectus Supplement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the 1933 Act or the rules and regulations of the Commission.
This opinion is expressed as of the date hereof, and we are under no obligation to supplement or revise our opinion to reflect any legal developments or factual matters arising subsequent to the date hereof, or the impact of any information, document, certificate, record, statement, representation, covenant, or assumption relied upon herein that becomes incorrect or untrue.

Very truly yours,
/s/ Sidley Austin LLP